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                                                                    EXHIBIT 21.1

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  1.  Brandywine Operating Partnership, L.P. a Delaware limited partnership.
  2.  Brandywine Realty Services Corporation, a Pennsylvania corporation.
  3.  Brandywine Holdings I, Inc., a Pennsylvania corporation.
  4.  Brandywine Holdings II, Inc., a Pennsylvania corporation.
  5.  Brandywine Holdings III, Inc., a Pennsylvania corporation.
  6.  Fifteen Horsham, L.P., a Pennsylvania limited partnership.
  7.  C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership.
  8.  Newtech IV Limited Partnership, a Pennsylvania limited partnership.
  9.  Newtech III Limited Partnership, a Pennsylvania limited partnership.
 10.  LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership.
 11.  LC/N Horsham Limited Partnership, a Pennsylvania limited partnership.
 12.  Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership.
 13.  Witmer Operating Partnership I, L.P., a Delaware limited partnership.
 14.  C/N Leedom II Limited Partnership, a Pennsylvania limited partnership.
 15.  C/N Horsham Towne Limited Partnership, a Pennsylvania limited partnership.
 16.  C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership.
 17.  Iron Run Limited Partnership V, a Pennsylvania limited partnership.
 18.  C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership.
 19.  Brandywine Realty Partners, a Pennsylvania general partnership.
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